UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): May 6, 2019

 POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to Consulting Agreement with Don R. Madison

As previously disclosed, on December 20, 2018, Powell Industries, Inc. (the “Company”) entered into a Consulting Advisory and Services Agreement (the “Consulting Agreement”) with Don R. Madison, pursuant to which Mr. Madison agreed to provide certain consulting services to the Company following his retirement. Pursuant to the terms of the Consulting Agreement, the Consulting Agreement may be extended for one or more renewal terms if mutually agreed to by both the Company and Mr. Madison. On May 6, 2019, the Company and Mr. Madison entered into a First Amendment to the Consulting Agreement (the “First Amendment”), pursuant to which the term of the Consulting Agreement was extended to June 30, 2019. All other material terms of the Consulting Agreement remain in full force and effect. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Consulting and Advisory Services Agreement, dated May 6, 2019, by and between the Company and Don R. Madison

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: May 8, 2019
	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Consulting and Advisory Services Agreement, dated May 6, 2019, by and between the Company and Don R. Madison